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                                                                    Exhibit 10.6


                                                                  AEROTERM A,B,C
                                                                         Mirabel

THIS AGREEMENT OF LEASE made as of the 1st day of March, 1997.

BETWEEN: AEROTERM DE MONTREAL, INC., a company incorporated under the laws of Canada,

                                    (hereinafter called the "Lessor"),

                                                 OF THE FIRST PART

     AND: ICON OF CANADA INC., a company incorporated under the laws of Quebec,

                                    (hereinafter called the "Lessee"),

                                                 OF THE SECOND PART


                                    ARTICLE I

                                    RECITALS

       WHEREAS the Lessor has obtained a lease from Aeroports do Montreal (hereinafter referred to as the "Head Lease") with respect to a certain parcel of land (the "Land") situated in the Montreal International Airport (Mirabel) at Mirabel, Province of Quebec. Canada;

       WHEREAS the Lessor has acquired buildings and improvements situated on the Land comprising approximately 642,000 square feet and containing approximately 500,000 square feet of net rentable floor space, known as buildings "A", "B", and "C" (together defined as the "Building") (hereinafter the said Land and Building collectively referred to as the "Property") designed for the use of air cargo operations and related activities and services shown on Schedule "A";

THE PARTIES HAVE AGREED AS FOLLOWS:

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                                      2

                                    ARTICLE 2

                                LEASE & PREMISES

2.1 The Lessee shall lease a portion of the building known as Building "A" containing a rentable area (the Rentable Area as hereinafter defined in Article 4.6) of approximately two hundred and three thousand (203,000) square feet of warehouse space as outlined in red and including approximately three thousand (3,500) square feet of office space on two levels as outlined in blue ("Premises") the whole as shown on Schedule "B" attached hereto;

       The Premises shall be delivered in phases. Beginning March 1, 1997, Lessee shall lease a minimum of forty six thousand (46,000) square feet (outlined in green) and shall lease spaces becoming vacant between March 1, 1997 and July 1, 1997, after notice of availability ("Notice") of space from Lessor. If Lessee does not want to take over the vacant spaces immediately Lessee shall notify Lessor in writing within three (3) working days of the date of Notice of availability of space from Lessor. If Lessee does not respond to the Notice within three working days, the space will be considered to be leased to Lessee seven working days after Notice. The entire Premises will be available to Lessee no later than July 7, 1997.

2.2 The Lessor hereby leases the Premises as is to the Lessee together with the use in common with others of all common areas on the Building.

                                    ARTICLE 3

                                      TERM

3.1 The present lease is granted for a term (hereinafter called the "Term") of three (3) years and four (4) months commencing on the 1st day of March, 1997 and ending on the last day of June, 2000.

3.2 The present Lease shall terminate ipso facto and without notice or demand on the date stated in Article 3.1 of this Lease and any continued occupation of the Premises by Lessee shall not have the effect of extending the period or of renewing the present Lease for any period of time, the whole notwithstanding any provisions of law and Lessee shall be presumed to occupy the Premises against the will of Lessor who shall thereupon be entitled to make use of any and all remedies by law providing for the expulsion of Lessee and for damages, provided, however, that Lessor shall have the right at its option in the event of such continued occupation by Lessee to give to Lessee at any time a written notice that Lessee may continue to occupy the Premises under a tenancy from month to month in consideration of a minimum rent equal to that provided in Article 4


                                              Initials: ______/______/__________
                                                        Lessor/Lessee/Indemnifer

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                                       3

       hereof plus one hundred percent (100%) thereof, payable monthly and in advance and otherwise under the same terms and conditions as are herein set forth.

                                    ARTICLE 4

                                      RENT

4.1 Any amount and any obligation as is not expressly declared herein to be that of Lessor shall be deemed to be the obligation of Lessee to be performed by and at the expense of Lessee.

4.2 The Lessee shall pay to Lessor the following annual rent plus applicable sales taxes, throughout the term of the Lease, payable in lawful money of Canada, in advance in equal, consecutive, monthly installments on the first (1st) day of each calendar month:

       4.2.1  Minimum Rent

              An amount of three dollars and sixty cents ($3.60) per square foot of Rentable Area per annum for the period commencing on March 1, 1997 through June 30, 1999. Between March 1, 1997 and June 30, 1997, the monthly rent shall be adjusted to reflect the space leased by the Lessee with a minimum of thirteen thousand eight hundred dollars ($13,800.00). Rent shall be charged for the new spaces being leased seven (7) days after Notice of availability from Lessor. Beginning July 1, 1997, the monthly Rent shall be sixty thousand nine hundred dollars (60,900.00) through June 30, 1999. Between July 1, 1999 and June 30, 2000 the minimum rent shall be three dollars and seventy one cents ($3.71) per square foot of Rentable Area per annum paid in equal monthly installments of sixty two thousand seven hundred and sixty dollars and eighty three cents ($62,760.83).

       4.2.1A Rental Credit

              For the month of March, 1997, Lessee shall receive a rental credit equivalent to the monthly rent for the forty six thousand (46,000) square feet to a maximum of thirteen thousand eight hundred dollars ($13,800.00). For the month of July, 1997, Lessee shall receive a rental credit equivalent to the monthly rent for one hundred fifty seven thousand (157,000) square feet, to a maximum of forty seven thousand one hundred dollars ($47,100.00).

       4.2.2  Additional Rent

                                              Initials: ______/______/__________
                                                        Lessor/Lessee/Indemnifer

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                                       4

              The Lessee's Proportionate Share of the Operating and Maintenance Costs (as these terms are hereinafter defined, calculated and adjusted) are included in the Minimum Rent.

4.3 Should the Term of the Lease take effect on any day other than the first day of a month shall be the monthly rent multiplied by the days in the month in which the Lessee is in occupancy and divided by the number of days in the month. This amount is due and payable on the first day of the Term of the Lease.

4.4    The term "Operating and Maintenance Costs" shall include the cost of:

       4.4.1 The Basic Land Rent and Aerial right, the Airport Maintenance Charge for the Land and the Airport Maintenance Charge for Aerial Right imposed to Lessor pursuant to the terms of the Head Lease;

       4.4.2 all real estate, municipal and school taxes imposed on the Property, including the Municipal Surtax, together with any capital taxes of the Lessor which the Lessor may reasonably attribute to the Property;

       4.4.3  the cost of exterior ground maintenance, including snow removal;

       4.4.4 insurance premiums on policies obtained by the Lessor in regard to the Property and the revenues derived therefrom;

       4.4.5 the cost of preventative maintenance only on the heating and HVAC units in the Premises.

       4.4.6 the cost of water, electricity and natural gas for lighting and heating the Premises and air conditioning and ventilating the offices.

4.5 Should the Lessee install any Lessee Improvements or operate or maintain offices within the warehouse space of the Premises, then the Lessor reserves the right to charge to the Lessee any additional expenses incurred in the operation and maintenance of the Property as a result of such improvements or use. The normal occupation and utilization of the offices defined in Article 2.1 and the use (as defined in Article 12.1) of the warehouse space require no such in extra charges.

4.6 The term "Proportionate Share" shall mean that faction of the Operating and Maintenance Costs of which the numerator is the number of square rentable feet of the Premises and the denominator is the number of Net Rentable Area of the Building. "Rentable Area", in relation to the Premises, means the area of the Premises calculated in the case of floor space situate in the warehouse areas, from

                                              Initials: ______/______/__________
                                                        Lessor/Lessee/Indemnifer

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                                       5

       the exterior face of exterior walls and from the centre line of all partitions dividing the Premises from adjoining premises; and in the case of floor space situate in the office areas, from the centre line of exterior walls and of all partitions dividing the Premises from adjoining premises, and from the corridor face of partitions dividing rentable premises from corridors;

       provided that if any portion of exterior walls is recessed from the overall exterior line of the Building, the last mentioned line shall be deemed to be the line of the exterior face of the exterior wall; and provided further that there shall be no deduction made for any column, duct, pipe, facility, installation or other recess or obstructions (whether of a similar or dissimilar kind) within or intruding within the aforesaid perimeter of such space; and provided further that the certificate of the Lessor's Architect or Professional Engineer as to calculation of that space to which the term is applied shall be conclusive;

                                    ARTICLE 5

                            OBLIGATIONS OF THE LESSEE

       The Lessee hereby agrees to promptly fulfill the following obligations:

       5.1 Lessee shall pay the rent and all other sums provided for herein without demand, set-off, compensation or deduction whatsoever.

       5.2    Lessee will be responsible for waste removal.

       5.3 Lessee shall maintain the Premises as a careful owner would and shall be responsible for and pay the cost of all repairs of every nature and kind to the Premises arising out of the occupation and usage of Lessee, other than repairs which would constitute a major structural repairs to the Building unless due to the gross negligence of Lessee. The Lessor may enter and view the state of maintenance and repair of the Premises. Should Lessor deem it necessary to undertake any repairs or to do anything which is required to be undertaken or done by Lessee under the Lease, then the Lessee shall pay to Lessor as a fee for supervision or carrying out of Lessee's obligations, an amount as additional rent equal to fifteen percent (15%) of the cost of the obligation, repairs, work, carried out by or under supervision of Lessor, which amount shall be in addition to the cost of such obligation or work and shall be collectible by Lessor as if it were rentals in arrears.

       5.4 Lessee shall pay all business and other taxes (including taxes related to or resulting from improvements made by the Lessee), charges, rates, duties

                                              Initials: ______/______/__________
                                                        Lessor/Lessee/Indemnifer

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                                       6

              and assessments levied in respect of the Lessee's maintenance and occupancy of the Premises or in respect of the personal property or business of the Lessee on the Premises as and when the same become due. Nevertheless, the Lessee may appeal such taxes, charges, rates, duties and assessments to the proper authorities.

                                    ARTICLE 6

                                DEFAULT BY LESSEE

       6.1 In addition to any other right or remedy available to it, the Lessor shall have the same rights and remedies in respect of default of any payment of any amount to be paid by the Lessee to the Lessor under the terms of this Lease as the Lessor would have in the case or default in payment of rent, notwithstanding that such payment may not be described as a payment of rent.

       6.2 Each of the following events (hereinafter called an "Event of Default") shall be a default hereunder by Lessee and a breach of this Lease:

              6.2.1 if Lessee shall violate any covenant or agreement providing for the payment of rent, including Minimum Rent or Additional Rent;

              6.2.2 if Lessee shall assign, transfer, encumber, sublet or permit the use of the Premises by others except in a manner herein permitted;

              6.2.3 if Lessee becomes insolvent or shall be adjudicated a bankrupt or make a general assignment for the benefit of creditors or take or attempt to take the benefit of any insolvency or bankruptcy legislation, or if any order shall be made for the winding-up of Lessee or other termination of the corporate existence of Lessee;

              6.2.4 if a receiver or trustee shall be appointed for the property of Lessee or any part thereof;

              6.2.5 if any execution be issued pursuant to a judgment rendered against Lessee;

              6.2.6 save where otherwise permitted hereunder if any person other than Lessee has or exercises the right to manage or control the Premises, any part thereof, or any of the business carried on therein other than subject to the direct and full supervision and control of Lessee;

                                              Initials: ______/______/__________
                                                        Lessor/Lessee/Indemnifer

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                                       7

              6.2.7 if Lessee shall be in default in fulfilling any of the other covenants and condition of this Lease and such default shall continue for 15 days after written notice thereof from Lessor to Lessee.

       6.3 During the continuance of any such Event of Default, Lessor may, at its option, terminate this Lease by giving to Lessee a written notice of its intention, and the term hereof shall expire at noon upon the fifteenth day following the date upon which such notice is given as fully and completely as if that day were the date fixed for the expiration of the term without the necessity of further notice or legal process whatsoever provided always, however, that Lessee shall remain liable to pay all amounts and damages then due or to become due, including the liquidated damages as hereinafter provided. Lessee upon such a termination of this Lease shall thereupon quit and surrender the Premises to Lessor or if not yet in possession shall no longer have any right to possession of the Premises. Lessor, its agent and servants, may immediately, or at any time thereafter, re-enter the Premises and dispossess Lessee, and remove any and all persons and any or all property therefrom, either by summary dispossession proceedings or by any suitable action or proceeding at law, or by force or otherwise, without being liable to prosecution or damages therefor.

              In any such Event of Default, save in Event of Default 6.2.3,
              6.2.4 and 6.2.6 hereof, the Lessee shall be entitled to remedy the Event of Default after the Lessor has given its termination notice, provided that it remedies the Event of Default within the fifteen day period set forth in the preceding paragraph.

              Lessee specifically acknowledges that without prejudice to any other right or remedy, Lessor may, after the giving of the notice herein above referred to, cease to furnish any services hereunder and without limiting the foregoing may terminate or interrupt electrical service to the Premises.

       6.4 In any of the foregoing cases Lessee shall pay any and all monies payable under this Lease up to an including the day of such termination or re-entry whichever shall be the later.

              In addition there shall immediately become due an payable in one lump sum as liquidated damages and not a penalty the aggregate rental for a period of eight (8) months being the estimated time required for re-leasing the Premises or, if less than eight (8) months remain of the term hereof, the aggregate of rental for the unexpired portion of the term.

                                              Initials: ______/______/__________
                                                        Lessor/Lessee/Indemnifer

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                                       8

       6.5 The exercise by Lessor of any right it may have hereunder or by law shall not preclude the exercise by Lessor of any other right it may have hereunder or by law.

       6.6 Lessee shall pay interest compounded monthly on all rents and or amounts collectible as rent under the terms of this Lease not paid when due at a rate per annum of five (5) percentage points above the prime lending rate at the principal branch of Lessor's bank on the due dates of such rents or amounts.

                                    ARTICLE 7

                              INTENTIONALLY DELETED

                                    ARTICLE 8

                        DAMAGE OR DESTRUCTION OF PREMISES

       8.1 In the event that the Premises or the Building shall be destroyed or damaged by fire or other casualty, then:

              8.1.1 irrespective of whether the Premises or access thereto are affected if the Property or any part or parts thereof shall at any time during the Term or any renewal thereof be so badly damaged or destroyed by reason of any cause that in the opinion of the Lessor's architect (to be given within thirty (30) days from said damage or destruction) the Building cannot be repaired or rebuilt within one hundred and eighty (180) days from the date on which construction can be commenced, then this Lease may be terminated and ended by the Lessor or Lessee by notice in writing to the other party mailed within thirty (30) days after the giving of the opinion of the Lessor's architect as aforesaid; provided, however, that, in the event of notice of termination given by the Lessor or the Lessee pursuant to this clause, the Lessee shall deliver up possession of the Premises sixty (60) days after the notice of termination and the rent and any other payments for which the Lessee is liable under this Lease shall be apportioned and paid to the date of such termination and provided further that, if the Premises or access thereto shall also have been damaged to the extent of rendering the same useless for the purpose for which they were leased, then rent and any other payments for which the Lessee is liable under this Lease shall be apportioned to the date of such damage or destruction.

                                              Initials: ______/______/__________
                                                        Lessor/Lessee/Indemnifer

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                                       9

              8.1.2 if the Premises or access thereto shall, at any time during the Term hereby created or any renewal thereof, be so badly damaged or destroyed by reason of any cause that, in the opinion of the Lessor's architect (to be given within thirty (30) days from said damage or destruction) cannot be repaired or rebuilt within one hundred and eighty (180) days from the date on which construction can be commenced, then this lease may be determined and ended by either party by a notice in writing to the other mailed within thirty
                     (30) days after the giving of the opinion of the Lessor's architect as aforesaid; provided, however, that, in the event notice of termination is given pursuant to this clause, the rent and any other payments for which the Lessee is liable under this Lease shall be apportioned and paid to the date of such damage or destruction and the Lessee shall deliver up possession of the Premises to the Lessor sixty (60) days after the notice of termination.

              8.1.3 if damage or destruction is, in the opinion of the Lessor's architect (to be given within thirty (30) days from said damage or destruction) capable of being repaired or rebuilt within one hundred and eighty (180) days from the date on which construction can be commenced, then the Lessor shall commence such repair and rebuilding as soon as practicable and proceed with reasonable promptness to complete the said repair and rebuilding. Notwithstanding anything to the contrary, it is understood that if damage or destruction is not insurable under fire and all risks coverage, then Lessor shall have the option, at its sole discretion, to commence such repair and rebuilding as soon as practicable and proceed with reasonable promptness to complete the said repair and rebuilding or to terminate and end this Lease by a notice in writing to the Lessee mailed within thirty (30) days after the giving of the opinion of the Lessor's architect as aforesaid; provided, however, that , in the event notice of termination is given pursuant to this clause, the rent and any other payments for which the Lessee is liable under this Lease shall be apportioned and paid to the date of such damage or destruction and the Lessee shall deliver up possession of the Premises to the lessor sixty (60) days after the notice of termination.

              8.1.4 if the Premises or access thereto shall at any time during the Term or any renewal thereof be damaged or destroyed as to render the Premises or access thereto wholly or partially unfit for occupancy, the rent and any other payments for which the Lessee is liable

                                              Initials: ______/______/__________
                                                        Lessor/Lessee/Indemnifer

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                                       10

                     under this Lease or a proportion thereof, according to the nature and extent of the damage or destruction, shall abate until the Premises shall have been rebuilt or made fit for the purposes of the Lessee.

       8.2 If any damage or destruction by fire or other cause to the Building or Premises, whether partial or not, is due to the fault or neglect of Lessee, its officers, agents, employees, servants, visitors or licensees, without prejudice to any other rights and remedies of Lessor:

              8.2.1  Lessee shall be liable for all costs and damages;

              8.2.2  the damages may be repaired by Lessor at Lessee's expense;

              8.2.3 Lessee shall forfeit its right to terminate this Lease as provided in Article 8.1.1 or 8.1.2;

              8.2.4  Lessee shall forfeit any abatement of rent provided in this
                     Article 8 and rent shall not abate.

                                    ARTICLE 9

                              SUBLET AND ASSIGNMENT

       9.1 Except as provided in Article 9.3, the Lessee shall not assign the Lease or sublet the Premises in whole or in part without the prior written authorization of the Lessor. Notwithstanding such assignment or subletting, the Lessee shall remain solidarily responsible with the sublessee or assignee.

       9.2 Lessor shall have a period of thirty (30) days upon notice from the Lessee in which to either i) accept or refuse the proposed sublet or assignment, or ii) to terminate this Lease on the later of the date of assignment set forth in the notice or thirty (30) days from said notice.

       9.3 Lessee may assign this Lease in whole or in part or any subsidiary or affiliate within the meaning of the Canada Business Corporations Act or amalgamate with any other person, but such assignment shall not affect the guarantee of Icon Health & Fitness Inc. hereunder.

                                   ARTICLE 10

             ALTERATIONS, REPAIRS, CHANGES, ADDITIONS, IMPROVEMENTS

                                              Initials: ______/______/__________
                                                        Lessor/Lessee/Indemnifer

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                                       11

     10.1 Without the prior written consent of the Lessor which will not be unreasonably withheld:

          10.1.1 the Lessee will not make any alterations, repairs, additions, changes or improvements (collectively the "Improvements") or permit the same to be made in or to the Premises;

          10.1.2 The Lessee will not deface or mark any part of the Premises and will not permit any hole to be drilled or made or nails, screws, hooks or spikes to be driven into the interior walls, doors, floors or stone or brick work or other exterior facing material of the Premises, or any appurtenances thereto;

          Any Improvements made to the Premises by the Lessee at any time during the currency of this Lease, shall be at the sole risk, cost and expense of the Lessee and made to the satisfaction of the Lessor, and the Lessee shall bear all operating costs in respect of any such Improvement so made.

          The Lessor shall be entitled to impose as a condition of its consent to the Improvements the requirement that the specifications of such Improvements shall be in accordance with the Lessor's general standard in the Building, and at the Lessor's option that the work be done by the Lessor at the cost of the Lessee be it understood that said cost (taking into account the 15% administrative and supervisory fee) shall be reasonably competitive. Lessee shall, in such a case, pay to Lessor, as an administrative and supervisory fee in respect of any and all Improvements made to the Premises, an amount as additional rent equal to the fifteen percent (15%) of the cost of such work.

     10.2 At the expiration or earlier termination of this Lease for whatever reason or upon Lessee vacating the Premises with the permission of Lessor prior to the expiration hereof, Lessee shall, as required by Lessor, remove all, or certain specified Improvements including, without limitation, all alterations and/or Improvements installed by Lessee in the Premises or installed by Lessor in the Premises or installed by Lessor in the Premises for Lessee (excluding the work, alterations and improvements described in Article 28.1), pursuant to the terms of this Lease or pursuant to the terms of any prior lease by Lessee of the Premises and regardless of whether Lessor or Lessee is or was responsible for the cost thereof. Lessee shall thereupon become obligated to restore the Premises to their original condition, (save for such alterations and/or Improvements as Lessor permits to remain). Should Lessee not be required to remove any of such

                                              Initials: ______/______/__________
                                                        Lessor/Lessee/Indemnifer

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                                       12

          alterations and/or Improvements, they shall, in the case of alterations, remain in the Premises as the property of Lessor and in the case of all other Improvements ipso facto upon the happening of an Event of Default as defined in Article 6 hereof or upon the expiration or earlier termination of this Lease for any other reason, be deemed to have become the property of Lessor without any compensation being paid therefor.

     10.3 The Lessee shall promptly pay all charges incurred by the Lessee for any work, materials or services that may be done, supplied or performed in respect of the Premises and shall forthwith discharge any hypothec registered against the Premises and keep the Property free from hypothecs. Should the Lessee fail to comply with this paragraph, the Lessor may, but, shall be under no obligation to pay into Court the amount required to obtain a discharge of any such hypothec in the name of the Lessee and any amount so paid together with all costs in respect of such proceedings shall be forthwith due and payable by the Lessee to the Lessor as additional rent.

                                   ARTICLE 11

                                     SIGNAGE

     11.1 The Lessee may construct, erect, place, install or display on or in the Property or on the Premises only those posters, advertising signs or displays for which the consent in writing of the Lessor has been obtained.

          The number, location, color, size, style, character and materials of the said poster, signs and displays shall be such as the Lessor shall determine and shall be in accordance with all applicable by-law requirements. Lessee shall be responsible for any and all damages incurred by the removal of such signage and shall restore that portion of the Building to its original condition, save normal wear and tear. The cost of constructing, erecting and maintaining such signs shall be the sole responsibility of the Lessee.

                                   ARTICLE 12

                                       USE

     12.1 The Lessee undertakes and agrees to occupy and use the Premises for storage and warehousing of non-perishable light finished goods only in conformity with the location, design and structure thereof, or any applicable law, by-law, ordinance or regulation, good morals and public order or in any manner as to not cause any annoyance or disturbance to

                                              Initials: ______/______/__________
                                                        Lessor/Lessee/Indemnifer

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                                       13

          any neighboring lessees. No manufacturing will be allowed in the Premises. The Lessee shall accede to and abide by Federal, Provincial and/or Municipal or Local Environmental Protection Statutes, Regulations, and By-Laws.

                                   ARTICLE 13

                          NON-RESPONSIBILITY OF LESSOR

     13.1 There shall be no abatement form or reduction of the rent due hereunder nor shall Lessee be entitled to damages, costs, losses or disbursements from Lessor regardless of the cause or reason therefor (except where such cause or reason is Lessor's direct gross fault or negligence). Neither shall there be any claim of any nature whatsoever by Lessee against Lessor, nor any abatement nor reduction of rent, nor recovery by Lessee from Lessor on account of partial or total failure of, damage caused by, lessening of supply of, or stoppage of, heat, air-conditioning, electric light, power, water, plumbing, sewerage, elevators, or any other service, nor on account of any damage or annoyance occasioned by water, snow, or ice being upon or coming through the roof, skylight, trapdoors, windows, or otherwise, or by any defect or break in any pipes, tanks, fixtures, or otherwise whereby steam, water, snow, smoke or gas, leak, issue or flow into the Premises, nor on account of any damage or annoyance occasioned by the condition or arrangements or any electric or other wiring, nor on account of any damage or annoyance arising from any acts, omissions, or negligence or environmental contamination of co-lessees or other occupants of the Building, or of owners or occupants of adjacent or contiguous property, nor on account, directly or indirectly, of the making of "grosses reparations", alterations, repairs, improvements, or structural changes to the Building, or any thing or service therein or thereon or contiguous thereto provided the same shall be made with reasonable expedition.

          Without restricting the foregoing, Lessor shall not be liable for any other damage to or loss, theft, or destruction of property, or death of, or injury to, persons at any time in or on the Premises or in or about the Building, however occurring.

          Notwithstanding the foregoing, liability of Lessor shall under no circumstances extend to any property other than normal fixtures and furniture which term, without limiting its normal meaning, shall not include securities, specie, papers, typewriters, electrical computers, or other machines or other similar items.

                                              Initials: ______/______/__________
                                                        Lessor/Lessee/Indemnifer

     13.2 Lessor shall not be liable for any damages suffered by Lessee should any delay in the completion of the Premises in any way delay or inconvenience the occupation thereof or the enjoyment of the Building or accessories or services.

     13.3 Lessee covenants and agrees that it will protect, save and keep Lessor harmless and indemnified against any penalty or damage or charge imposed for any violation of any laws or ordinances occasioned by Lessee or those connected with Lessee, and that it will protect, indemnify, save and keep harmless Lessor against any and all damage or expense arising out of any accident or other occurrence on or about the Premises causing injury to any person or property (except to the extent Lessor may be otherwise liable therefor), and against any and all damage or expense arising out of any failure of Lessee in any respect to comply with and perform all the requirements and provisions of this Lease.

                                   ARTICLE 14

                         DAMAGES TO AIRPORT AND PROPERTY

     14.1 If at any time during the Term any damage or injury should be occasioned to any works or property of Her Majesty the Queen or the airport authority on the Montreal International Airport (Mirabel) or to any works or property of the Lessor in the Building other than the Premises by reason of or on account of the operations of the Lessee, or any action taken or things done or maintained by virtue thereof, then and in every such case, the Lessee shall, immediately upon written notice thereof from the Lessor, repair, rebuild and restore the same or the Lessor or the airport authorities may, at its or his option, repair such damage or injury, in which case the Lessee shall, upon demand forthwith, repay and reimburse the Lessor, the airport authorities or Her Majesty the Queen, as the case may be, for all reasonable costs and expenses connected therewith.

     14.2 The sewage facilities of Her Majesty the Queen or of the airport authority servicing the Property shall not be sued for any other purposes than that for which they were constructed and no sweeping, garbage, rubbish, rages, ashes, grease or other like substance shall be allowed to enter the said facilities and the Lessee shall indemnify and reimburse the Lessor forthwith upon receipt of accounts therefor for any cost or expenses incurred by the Lessor pursuant to the Head Lease for the repair and cleaning of any blockage of the said sewage facilities by the Lessee and the officers, servants, agents and customers of the Lessee.

                                              Initials: ______/______/__________
                                                        Lessor/Lessee/Indemnifer

                                   ARTICLE 15

                         LESSEE CARE AND RESPONSIBILITY

     15.1 Lessee will, at its own expense, maintain the Premises in a clean and sanitary condition at all times in accordance with a first class building and in accordance with municipal by-laws. The Lessee shall use the common areas as if it were a careful and prudent owner.

     15.2 Lessee shall place all garbage and rubbish in suitable containers at such location either within or without the Premises as shall be indicated by Lessor and Lessor shall remove all such garbage and rubbish at Lessee's expense.

                                   ARTICLE 16

                          ENVIRONMENTAL RESPONSIBILITY

     16.1. Without limiting the generality of Article 13.1, the Lessee agrees as follows:

           16.1.1 During the term of the Lease, the Lessee shall comply with any applicable federal, provincial, municipal or local laws, regulations, orders or approvals of all governmental authorities relating to environmental matters.

           16.1.2 No hazardous or toxic materials, substances, pollutants, contaminants or wastes shall be released into the environment, or deposited, discharged, placed or disposed of at, on or near the Premises as a result of the use of the Premises or the Building by the Lessee.

           16.1.3 The Lessee will indemnify and hold the Lessor harmless from and against any and all actions, losses, liabilities, damages claims, obligations, debts, costs and expenses (including solicitors' fees), known or unknown, contingent or absolute, arising out of or resulting from such environmental release or discharge or with respect to any breach of any covenant set out herein, which indemnity will survive the expiry or other termination of this Lease.

     16.2 The Lessor will indemnify and hold the Lessee harmless from and against any and all actions, losses, liabilities, damages, claims, obligations, debts,

                                              Initials: ______/______/__________
                                                        Lessor/Lessee/Indemnifer
          costs and expenses (including solicitors' fees), known or unknown, contingent or absolute, arising out of or resulting from any environmental release or discharge by Lessor.

                                   ARTICLE 17

                               COMPLIANCE WITH LAW

     17.1 The Lessee will comply with all provisions of law relating to the use and occupation of the Premises and such use shall be in conformity with all the requirements of the zoning and building by-laws of the Municipality in which the Building is situated and with all other municipal and governmental regulations which may affect the Premises. Furthermore, Lessee shall comply with all police, fire, sanitary, traffic control and other regulations imposed by airport, municipal, provincial or federal authorities or made by fire insurance underwriters and shall observe and obey all municipaland other governmental regulations and other requirements governing the conduct of any business carried on within the Premises and shall save the Lessor harmless from any damages, charges, actions or costs for non-compliance with or violation of any of the said laws and requirements or for any liability for costs or for damage or injury or any person or property resulting therefrom during the Term.

                                   ARTICLE 18

                                     ACCESS

     18.1 The airport authority, its servants or agents and Lessor, its servants and agents have full and free access to the Premises for inspection purposes during normal business hours and to nay and every part of the Premises.

     18.2 Lessor shall request from Aeroports de Montreal the right to access through gate Charlie with proper identification to permit drive-in access for trucks through the first door at the back of the facility (between column line 13 and 14). In the event that access through gate Charlie cannot be granted, Lessor shall install a drive-in door at the side of Building.

                                   ARTICLE 19

                                   HEAD LEASE

     19.1 The Lessee is cognizant of the terms and conditions of the Head Lease, and hereby covenants and agrees that its use and occupancy of the

                                              Initials: ______/______/__________
                                                        Lessor/Lessee/Indemnifer

          Premises hereunder shall be subject to all the provisions of the Head Lease and that, subject to all the terms of this Lease, it will not do or omit to do or permit to be done or omitted to be done any act or thing over which the Lessee has control if such act, thing or omission would constitute a breach of any covenant in the Head Lease on the part of the Lessor to be performed and observed; if for any reason, the Head Lease shall at any time be terminated, the Lessee shall not have or make any claim or demand in respect thereof against the Lessor, except to the extent that the Lessee shall establish that such termination shall have arisen by reason of the default of the Lessor under the provisions of the Head Lease.

     19.2 The Lessor herein shall do its utmost to ensure, by the institution of legal proceedings if and whenever required, that the Head Lease shall remain in full force and effect and that the Lessor thereunder shall fulfill all of its obligations with a view that the rights of the Lessee herein be adequately protected.

     19.3 The Lessor shall not require the consent of the Lessee to amend the Head Lease, the Lessee waiving hereby any right it may have to give any such consent or consents, provided that such amendment does not impose any increased obligation o0n the Lessee or diminish any of his rights.

     19.4 The Lessee covenants and agrees that the provisions of Clause 43 of the Head Lease are hereby incorporated into this Lease.

                                   ARTICLE 20

                                     PARKING

     20.1 The Lessee agrees that it shall not nor shall its employees, servants and agents, park any vehicles around or adjacent to the Property whether in roadways, customer parking areas, or otherwise, except for those areas specifically designated, namely, in front of the Premises on the south side of Cargo road A-4, and the Lessee will strictly enforce this covenant insofar as its own employees, servants and agents are concerned.

          Provided that the minimum parking requirements established by any governmental authority having jurisdiction over the Property are respected and that there are sufficient parking spaces in the customer parking area for the actual need for customer parking, the Lessor shall be entitled to rent any of such excess parking spaces to anyone (including the lessees of the Property and their employees, servants and agents) at a rate to be set by the Lessor.

                                              Initials: ______/______/__________
                                                        Lessor/Lessee/Indemnifer

                                   ARTICLE 21

                                   RELOCATION

     21.1 In the event that a court decision or other action delays the transfer of international flights from Mirabel to Dorval, Lessor shall have the right to relocate temporarily a portion or all of the Premises leased to Lessee to reasonably comparable premises in buildings at the Montreal International Airport (Dorval) or other comparable facilities in the Mirabel area. If Premises are relocated, the minimum Rent for the relocation term shall be calculated on the basis of two dollars ($2.00) per square foot per annum.

                                   ARTICLE 22

                                 RIGHT OF ENTRY

     22.1 Lessor may, from time to time and at all reasonable times, enter the Premises for the purpose of making any repairs, alterations and reconstructions to the facilities and services in the Property or for any purpose which it may deem necessary. During the last six (6) months of the Term of the Lease, Lessee shall allow such person or persons, as may be desirous of leasing the Premises to visit the same on business days.

                                   ARTICLE 23

                              INSURANCE REQUIREMENS

     23.1 Lessee shall not do or commit any act upon the Premises or bring into or keep upon the Premises any article which will affect the fire risk or increase the rate of fire insurance or other insurance on the Building.

          Should the rate of any type of insurance on the Building be increased by reason of any violation of this Lease by Lessee, Lessor, in addition to all other remedies, may pay the amount of such increase, and the amount so paid shall become due and payable immediately by Lessee and collectible as Additional Rent.

          Should any insurance policy on the Building be canceled by the insurer by reason of the use and occupation of the Premises or any part thereof by Lessee or by any permitted assignee, sub-Lessee, concessionaire or licensee of Lessee, or by anyone permitted by Lessee to be upon the Premises, Lessor may at its option terminate the lease by leaving at the

                                              Initials: ______/______/__________
                                                        Lessor/Lessee/Indemnifer

          Premises a notice in writing of its intention so to do and thereupon rent and other payments for which Lessee is liable hereunder shall be apportioned and paid in full to the effective date of termination under such notice and Lessee shall forthwith deliver up vacant possession of the Premises to Lessor and/or Lessor may at its option and at the expense of Lessee enter upon the Premises and rectify the situation causing such cancellation.

     23.2 Lessee shall take out and keep in force during the Term of this Lease property damage and Comprehensive General Liability Insurance including Tenant Legal Liability in amounts and with policies in form satisfactory from time to time to Lessor and with insurers acceptable to Lessor. Comprehensive General Liability Insurance including Tenant Legal Liability coverage shall in no event to be for less than five million dollars ($5,000,000.00) and include Lessor as additional insured and contain a Cross Liability Clause and Severability of Interest Clause. The Lessee shall also insure his own equipment, furniture, stock in trade, Alterations and Improvements on an All Risks basis with a limit representing full replacement cost and add Lessor as additional insured. The policy shall also contain a waiver of subrogation in favor of Lessor and a loss payable clause in favor of the Lessor as its interest may appear. Copies of each insurance policy shall forthwith upon execution be delivered to Lessor. The cost of premium for each and every such policy shall be paid by Lessee or sub-lessee, as the case may be. Lessee shall obtain from the insurers under such policies undertakings to notify Lessor in writing at least ten (10) days prior to any cancellation thereof.

     23.3 Lessee agrees that if Lessee fails to take out or to keep in force such insurance Lessor will have the right to do so and to pay the premium therefor and in such event Lessee shall repay to Lessor the amount paid as premium, which repayment shall be collectible as Additional Rent payable on the first day of the next month following the said payments by Lessor.

     23.4 Lessor shall, at all times during the term of this Lease, maintain in full force and effect and pay all premiums for public liability and general hazard insurance with a reputable insurance company or companies covering the Property and all of Lessor's improvements thereon (but not covering Lessee's personal property, inventory, improvements or fixtures. The policy shall also contain a waiver of subrogation in favor of Lessee. The general liability limits of said policy or policies shall not be less than $1,000,000.00 per person and per occurrence.

                                   ARTICLE 24

                                              Initials: ______/______/__________
                                                        Lessor/Lessee/Indemnifer

                              RULES AND REGULATIONS

         24.1 The Lessee and its employees, servants and agents will, at all times during the Term of the Lese, observe and conform to such reasonable rules and regulations as shall be made by the Lessor from time to time, including the rules and regulations set forth in Schedule "C" hereto and of which the Lessee shall be notified, such rules and regulations being deemed to be incorporated in and form part of these presents.

                                   ARTICLE 25

                              OBLIGATIONS OF LESSOR

         25.1     Lessor shall accomplish the following obligation:

                  25.1.1 Lessor shall supply the plant and equipment necessary to heat, and ventilate the Property and it shall operate, subject as herein provided and except during the making of necessary repairs, the said plant and equipment so that, to the extent feasible, the Property may be kept at a reasonable temperature and humidity comparative to the prevailing outside conditions.

                  25.1.2 Lessor shall keep all common areas in the Building and the Lands, including the paved areas in a net, clean and tidy condition at all times, and properly lit by electricity, except for the paved area. It shall also clean all driveways, and side walks and the paved areas and keep the same reasonably free from ice, snow, refuse and the like.

                                   ARTICLE 26

                                     NOTICES

         26.1 Any notice, demand or request or contemplated by any provision of this Lease to be given or made shall be given in writing and mailed by prepaid registered mail addressed, in the case of the Lessor, or:

                           AEROTERM DE MONTREAL, INC.
                             751 Stuart Graham North
                                    Suite 124
                                 Dorval, Quebec
                                     H4Y 1E7

                                              Initials: ______/______/__________
                                                        Lessor/Lessee/Indemnifer
              and in the case of the Lessee, to:

                               ICON of Canada Inc.
                               900 de l'Industrie
                                St-Jerome, Quebec
                                     J7Y4B8

              and:

                                  Brad Bearnson
                           ICON HEALTH & FITNESS INC.
                                 1500S, 1000 W.
                                   Logan, Utah
                                    USA 94321

              with a copy to the Premises. Any such notice, demand or request shall be conclusively deemed to have been given or made on the third business day following that on which such notice, demand or request is mailed. Either party may, at any time, give notice in writing to the other of any change of address of the party giving such notice, and from and after the giving of such notice, the address therein specified shall be deemed to be the address of such party for the giving of notice hereunder. The word "Notice" in this paragraph shall be deemed to include any request, statement or other writing in this Lease provided or permitted to be given by the Lessor to the Lessee or by the Lessee to the Lessor.

                                   ARTICLE 27

                                  CONSTRUCTION

       27.1 The Lessor shall have the right from time to time to alter the Property or to alter the Building without the advice or consent of the Lessee, provided that the alteration does not materially interfere with the operations of the Lessee.

                                   ARTICLE 28

                                  IMPROVEMENTS

       28.1 The Lessor, at its own expense, will perform the following work in the Premises all in accordance with building standards. Install demising wall of cinder blocks up to fifteen (15) feet and fence above to the underside of

                                              Initials: ______/______/__________
                                                        Lessor/Lessee/Indemnifer
              the joists. Remove block walls and warehouse offices between column lines 17 and 33 at the warehouse level. The four block walls on column lines 17, 25, 29 and 33 and offices on column line 33 will remain. An opening and door similar to the one on line 33 will be installed on the wall on line 17. Before March 1, 1997, paint walls and replace carpet with vinyl flooring in the existing offices, located to the east (left on plan) of column line 33. Before July 1, 1997, paint walls and replace carpet with vinyl flooring in the existing offices, located to the west of column 33.

                                   ARTICLE 29

                                OPTION TO EXPAND

       29.1 Upon confirmation of availability of space by Lessor, Lessee shall have the right to lease additional warehouse space ("Expanded Space") in Building "C" on the same terms and conditions save and except for the term which shall be on a month-to-month basis and Lessor and Lessee shall have the right to cancel that lease for the Expanded Space with sixty (60) days prior written notice.

                                   ARTICLE 30

                             SUCCESSORS AND ASSIGNS

       30.1 The present Lease and everything contained herein shall inure to the benefit of and be binding upon the successors and assigns, as the case may be, of each of the parties hereto, subject to the granting of consent by the Lessor as provided herein to any sublease or assignment by the Lessee.

                                   ARTICLE 31

                                 ENTIRE AGEEMENT

       31.1 The Lessor and the Lessee acknowledge that this Lease and its Schedules constitute the entire agreement between them with respect to the subject matter hereof, and they shall supersede all previous negotiations, representations and documents relating to the conclusion of the present Lease.

                                   ARTICLE 32

                                  GOVERNING LAW

                                              Initials: ______/______/__________
                                                        Lessor/Lessee/Indemnifer

       32.1 This Lease is governed by and shall be construed in accordance with the law in force in the province of Quebec.

                                   ARTICLE 33

                             PREAMBLE AND SCHEDULES

       33.1 The parties agree that the preamble and the provisions set forth in the Schedules "A", "B" and "C" annexed hereto, as the case may be, shall form an integral part of the Lease as if therein recited at length.

                                   ARTICLE 34

                              PUBLICATION OF LEASE

       34.1 Lessee shall be permitted at its own cost to publish a short form of this Lease, upon obtaining Lessor's prior written consent as to the form and content thereof.

                                   ARTICLE 35

                                    LANGUAGE

       35.1 The parties declare that the present Agreement has been prepared in the English language at their request. Les parties declarent que le present contrat a ete redige en langue anglaise a leur demande.

       GUARANTEE

       To these present intervenes, ICON HEALTH & FITNESS, INC., a corporation duly constituted under the laws of Delaware, having its head office at _____________________, hereby represented by _________________, its ____________________, being duly authorized in virtue of ___________ _____________ (hereinafter the "Indemnifier") which acknowledges to have taken cognizance of the terms and conditions of this Lease and hereby:

       1. Unconditionally guaranties to the Lessor the prompt and complete performance by the Lessee of each and every obligation, duty and responsibility provided for in the Lease as if the Indemnifier was a party to the Lease in the place and stead of the Lessee and further agrees that it is solidarily bound with the Lessee for the performance of said obligation, duty and responsibility;

                                              Initials: ______/______/__________
                                                        Lessor/Lessee/Indemnifer

       2. Agrees that upon an Event of Default under the Lease, the Lessor may proceed against the Indemnifier as if it was the Lessee without waiving any of its rights against the Lessee and without any requirement that the Lessor shall first have proceeded against the Lessee or had recourse to or exhausted any of its remedies against the Lessee or any security, guarantee or other indemnity or covenant or any other recourse or remedy of the Lessor in respect of such default by the Lessee;

       3. Agrees the obligations of the Indemnifier hereunder shall not be released, discharged or affected by the bankruptcy or insolvency of the Lessee or any disclaimer by any trustee in bankruptcy of the Lessee or by the Lessee ceasing to exist (whether by winding-up, forfeiture, cancellation or surrender of the charter, or any under circumstance) or by any event terminating the Lease;

       4. Agrees and declares that the Lessor and the Lessee have the right to change, alter and vary the Lease and/or the terms or conditions thereof and that the Lessor may in its discretion at any time grant any extension of time on any liability of the Lessee to the Lessor without notice to the Indemnifier;

       5. Agrees and declares that the Indemnifier shall not be discharged or released from any liability hereunder nor shall such liability be in any way affected by such security, or extension of time as aforesaid, or by any dealing or forbearance which may take place between the Lessor and the Lessee;

       6. Agrees that this guarantee is irrevocable and cannot be withdrawn or terminated by the Indemnifier for any reason and shall survive and continue to bind the Indemnifier notwithstanding the earlier termination of the Lease;

       7. Agrees that this guarantee is not attached to the fact that the Indemnifier is the parent company of the Lessee;

       8. Agrees that this guarantee shall be binding upon the Indemnifier and its successors and assigns and shall inure to the benefit of the Lessor and its successors and assigns;

       9. Agrees that any notice, request or acceptance which may be required to be permitted to be delivered or served upon the Indemnifier shall be sufficiently given to or served upon it if in writing and delivered by fax, registered mail or messenger at the following address:

                                              Initials: ______/______/__________
                                                        Lessor/Lessee/Indemnifer

                         TO: ICON HEALTH & FITNESS, INC.
                                 1500 S. 1000W.
                                   Logan, Utah
                                    USA 94321

                          Attention: Mr. Brad Bearnson

       10. Declares that the Indemnifier has caused all necessary corporate action to be taken by the directors of the Indemnifier to authorize the execution and delivery of the present guarantee to the Lessor;

       11. Agrees that this guarantee shall be interpreted in accordance with the laws of the Province of Quebec.

       IN WITNESS WHEREOF, Lessor, Lessee and Indemnifier have duly executed and signed these presents.

                                            AEROTERM MONTREAL, INC.


       _________________________________    Per:________________________________
       Witness                                                      Lessor


       _________________________________    ____________________________________
         Witness                                                    Title

                                              Initials: ______/______/__________
                                                        Lessor/Lessee/Indemnifer

                                          ICON OF CANADA INC.


         /s/ ILLEGIBLE                    Per:   /s/ ILLEGIBLE
       ----------------------------           ----------------------------
       Witness                                                      Lessee


         /s/ ILLEGIBLE                           PRESIDENT
       ----------------------------       --------------------------------
       Witness                                                      Title


                                          ICON HEALTH & FITNESS, INC.


       ____________________________       Per:__________________________________
         Witness                                                    Indemnifier


       ____________________________       ______________________________________
         Witness                                                    Title

                                              Initials: ______/______/__________
                                                        Lessor/Lessee/Indemnifer

                                  SCHEDULE "A"

                                [GRAPHIC OMITTED]

                                              Initials: ______/______/__________
                                                        Lessor/Lessee/Indemnifer

                                  SCHEDULE "B"

                                [GRAPHIC OMITTED]

                                              Initials: ______/______/__________
                                                        Lessor/Lessee/Indemnifer

                                  SCHEDULE "C"

       SCHEDULE OF RULES AND REGULATIONS FORMING PART OF THE WITHIN LEASE.

       1. The roadways, parking lots, sidewalks, entrances, loading docks, stairways and corridors of the AIR CARGO FACILITY shall not be obstructed by any Lessees or used by them for any other purpose that for ingress and egress to and from their respective offices, and no Lessee shall place or allow to be placed in the hallways, corridors or stairways any waste paper, dust, garbage, refuse or any thing whatever that shall tend to make them appear unclean, untidy or filthy.

       2. The floors and windows that reflect or admit light into passageways or into any place in the said building shall not be covered or obstructed by any of the Lessees and no awnings shall be put over any window; the water closets and other water apparatus shall not be used for any purpose other than those for which they were constructed and no sweepings, rubbish, rags, ashes or other substance shall be thrown therein, and any damage resulting to them for misuse shall be borne by the Lessee by whom or by whose employee the damage was caused.

       3. If in contravention to a provision of the within Lease, any sign, advertisement or notices shall be inscribed, painted, or affixed by the LESSEE on or to any part of the said building whatever, then the LESSOR shall be at liberty to enter on the said premises and pull down and take away such sign, advertisement or notice, and the expense thereof shall be payable by the LESSEE.

       4. No safes, machinery, equipment, heavy merchandise or anything liable to injure or destroy any part of the building shall be taken into it without the consent of the LESSOR in writing, and the LESSOR shall in all cases retain the power to limit the weight and indicate the place where such safe or the like is to stand and the cost of repairing any and all damage done to the building by taking in or putting out such safe or the like or during the time it is in or on the premises, shall be paid for on demand by the Lessee who so causes it. No Lessee shall load for any floor beyond its reasonable weight carrying capacity as set forth in the municipal or other codes applicable to the building.

       5. Nothing shall be thrown by the Lessees, their clerks or servants out of the windows or doors or down the passages of the building.

                                              Initials: ______/______/__________
                                                        Lessor/Lessee/Indemnifer

       6. No animals except such as are cargo in transit shall be kept in or about the premises.

       7. If the LESSEE desires telegraph or telephone, call bell or other private signal connections, the LESSOR reserves the right to direct the electricians or other workmen as to where and how the wires are to be introduced, and without such directions no boring or cutting for wires shall take place. No other wires of any kind shall be introduced without the written consent of the LESSOR.

       8. Lessees and their employees shall not make or commit any improper noise in the building or in any way interfere with or annoy other Lessees or those having business with them. The LESSOR'S decision as to what constitutes improper noise, interference or annoyance shall be final and binding on the parties.

       9. All Lessees must observe strict care not to allow their windows to remain open so as to admit rain or snow, or so as to interfere with the heating, air conditioning or ventilation of the buildings. The Lessees neglecting this rule will be responsible for any injury caused to the property of other Lessees or to the property of the LESSOR of such carelessness. The LESSEE, when closing offices for business, day or evening, shall close all windows and lock all doors.

       10. The LESSEE agrees not to place any additional locks upon any doors of the DEMISED PREMISES and not to permit any duplicate keys to be made thereof; but to use only additional keys obtained form the LESSOR, at the expense of the LESSEE, and to surrender to the LESSOR on the termination of the Lease all keys of the said premises.

                                              Initials: ______/______/__________
                                                        Lessor/Lessee/Indemnifer

                            LEASE AMENDMENT AGREEMENT
                              DATED MARCH    , 2000

          BETWEEN: AEROPORTS DE MONTREAL, a corporation duly incorporated under the laws of Canada, having its head office at 1100 Rene-Levesque Boulevard West, Suite 2100, Montreal, Quebec, H3B 4X8, herein acting and represented by __________________ its __________________ and ___________________ its_________,
                    duly authorized pursuant to Article 25 of the General By-Laws of the corporation adopted on the 30/th/ day of November 1989 a certified copy whereof remaining annexed to this agreement,

                    (hereinafter called the "Lessor")

          AND: ICON OF CANADA INC., a corporation duly incorporated under the laws of Quebec, having its head office at ______________ ________________, herein acting and represented by _________
                    __________ its _____________________ and ___________________
                    _______ its _________________, duly authorized pursuant to a resolution of its Board of Directors adopted on ____________ a certified copy whereof remaining annexed to this agreement,

                    (hereinafter called the "Lessee")

          THE PARITES HAVE DECLARED AS FOLLOWS:

          WHEREAS, AEROTERM DE MONTREAL (hereinafter "Aeroterm") entered into a lease agreement with the Lessee executed under private signature on March 1st, 1997, with respect to the Premises (as defined under the Original Lease) located in Building "A" at the Montreal International Airport - Mirabel (the "Original Lease");

          WHEREAS, Aeroterm has surrendered Building "A" and assigned all its rights, title and interest in the Original Lease to the Lessor as assignee pursuant to a Deed of Amendment of the Head Lease (as defined under the Original Lease) executed before Mr. Kevin Leonard, Notary on December 21, 1998 with effect as of September 15, 1997;

          WHEREAS the Lessor is, in consequence to the above, the owner of Building "A" and the Lessor under the Original Lease;

          THE PARTIES HEREBY AGREE AS FOLLOWS:

                                            Initials: ______/______/___________
                                                      Lessor/Lessee/Indemnifier

                                    ARTICLE 1

                                     GENERAL

          1.1 In this Lease Amendment Agreement, unless hereinafter modified or unless there is something in the subject matter or context inconsistent with the Original Lease, expressions, phrases and words used herein shall have the same meaning as corresponding expressions, phrases and words defined in the Original Lease.

          1.2 Except as otherwise provided for hereinafter, all terms and conditions of the Original Lease remain unmodified, the parties hereby ratifying and confirming the provisions of the Original Lease.

          1.3 The parties hereto agree that the recitals herein above and Schedule "B-1" attached hereto shall form part of this Lease Amendment Agreement.

                                    ARTICLE 2

                                   AMENDMENTS

          The Original Lease is hereby amended effective June 30th, 2000, as follows:

          2.1  Recitals

               The second recital of Article 1 of the Original Lease is hereby deleted.

          2.2  Definition of the Word "Building"

               The Original Lease is hereby amended:

               .    by inserting the first line of the first paragraph of
                    Article 2.1 after the words "Building "A"" the words "located at the Montreal International Airport - Mirabel (herein defined as the "Building")"; and

               . by replacing the last portion of the first paragraph reading:

                    "approximately two hundred and three thousand (203,000) square feet of warehouse space as outlined in red and including approximately three thousand five hundred (3,500) square feet of office space on two levels as outlined in blue ("Premises") the whole as shown on Schedule "B" attached hereto"

                                            Initials: ______/______/___________
                                                      Lessor/Lessee/Indemnifier
                    by the following:

                    "two hundred three thousand eight hundred sixty-six square feet (203,866 sq. ft.) of warehouse space as outlined in blue (which includes one thousand two hundred two square feet (1,202 sq. ft.) of office space on the second level as outlined in red) and an additional area of one thousand four hundred forty-two square feet (1,442 sq. ft.) of office space on the second level also outlined in red (all these areas herein collectively referred to as the "Premises") the whole as shown on Schedule "B-1" attached hereto."

                    Consequently, the word "Building" used in the Original Lease and in this Lease Amended Agreement shall only refer to Building "A".

          2.3  Term

               The Original Lease is hereby amended by extending the Term for an additional period of three (3) years ending on June 30th, 2003.

          2.4  Minimum Rent

               Beginning July 1st, 2000 and through June 30th, 2003 the Minimum Rent payable by the Lessee shall be FIVE DOLLARS AND FIFTY CENTS per square foot ($5.50/sq.ft.) of Rentable Area per annum being an annual Minimum Rent of ONE MILLION ONE HUNDRED TWENTY-ONE THOUSAND TWO HUNDRED SIXTY-THREE DOLLARS ($1,121,263.00) payable in advance in equal consecutive monthly installments of NINETY-THREE THOUSAND FOUR HUNDRED THIRTY-EIGHT DOLLARS AND FIFTY-EIGHT CENTS ($93,438.58) on the 1st day of each calendar month.

               The Lessee shall not be required to pay any amount of Minimum Rent to the Lessor during the Term for the additional office space of 1,442 square feet.

          2.5  Continuous Operations

               The Original Lease is hereby amended by adding the following
               Article 5.5:

                                            Initials: ______/______/___________
                                                      Lessor/Lessee/Indemnifier

               "5.5 The Lessee shall be open for business throughout the entire
                    Term. It shall conduct its business and provide the required services continuously, actively and diligently, in the entire surface of the Premises."

          2.6  Re-Leasing of the Premises

               The Original Lease is hereby amended by adding the following
               Article 6.7:

               "6.7 Subject to the Landlord Agreement to be entered between the
                    Lessor, the Lessee and General Electric Capital Corporation with respect to the Premises, if the Lessor does not exercise its option to resiliate the present Lease in accordance with the present Article, it shall have the option, without the need to send a further notice to the Lessee and without effecting a resiliation, as mandatary of the Lessee, to take possession of the Premises and all property found therein and to sublease all or part of the Premises, as well as the improvements, furniture and accessories found therein, under such terms and conditions as the Lessor shall deem appropriate. The Lessee hereby provides an irrevocable mandate to the Lessor to carry out the foregoing. In such case, the Lessee shall continue to be liable for the performance of all its obligations hereunder, including the payment of the Minimum Rent and Additional Rent and other amounts payable pursuant hereto. The Lessor shall be entitled to apply all the obligations of the Lessee to the new sublessee and to collect and receive the Minimum Rent and additional Rent and all other amounts payable by the sublessee, and apply them to any amount owing to the Lessor by the Lessee from time to time. Any shortfall shall be paid by the Lessee to the Lessor upon demand by the latter.

          2.7  Relocation

               The Original Lease is hereby amended by deleting Article 21.

          2.8  Notices

               The Original Lease is hereby amended by deleting the name and address of Aeroterm de Montreal inc. and replacing same by the following:

               CORPORATE SECRETARY

                                            Initials: ______/______/___________
                                                      Lessor/Lessee/Indemnifier

               AEROPORTS DE MONTREAL
               1100 Rene-Levesque Boulevard West
               Suite 2100 Montreal,
               Quebec H3B 4X8"

               Fax: (514) 394-7356

          2.9  Option to Expand

               The Original Lease is hereby amended by deleting Article 29.

          2.10 Schedule "B"

               The Original Lease is hereby amended by deleting Schedule "B" and replacing same by Schedule "B-1" attached hereto.

                                    ARTICLE 3

                                 ACKNOWLEDGMENTS

          3.1  Rental Credits

               The Lessee acknowledges to have received all rental credits mentioned in Article 4.2.1A of the Original Lease, whereof quit.

          3.2  Lessor's Work

               The Lessee hereby acknowledges that the Lessor has completed to Lessee's satisfaction the Lessor's work described in Article 28.1 of the Original Lease, whereof quit.

                                    ARTICLE 4

                                    LANGUAGE

               The parties declare that this Lease Amendment Agreement has been prepared in English Language at their request. Les parties declarent que le present contrat a ete redige en langue anglaise a leur demand.

                                    GUARANTEE

                                            Initials: ______/______/___________
                                                      Lessor/Lessee/Indemnifier

               To these presents intervenes, ICON HEALTH & FITNESS INC., a corporation duly constituted under the laws of Delaware, having its head office at _______________ U.S.A., hereby represented by _______________, its _______________, being duly authorized in virtue of a resolution of its Board of Directors adopted on _______________ (hereinafter the "Indemnifier") which acknowledges to have taken cognizance of the terms and conditions of this Lease Amendment Agreement and hereby:

               1. Unconditionally guaranties to the Lessor the prompt and complete performance by the Lessee of each and every obligation, duty and responsibility provided for in the Original Lease as amended by this Lease Amendment Agreement as if the Indemnified was a party to the Original Lease and the Lease Amendment Agreement in the place and stead of the Lessee and further agrees that it is solidarily bound with the Lessee for the performance of said obligation, duty and responsibility;

               2. Agrees that upon an Event of Default under the Original Lease as amended by this Lease Amendment Agreement, the Lessor may proceed against the Indemnifier as if it was the Lessee without waiving any of its rights against the Lessee and without any requirement that the Lessor shall first have proceeded against the Lessee or had recourse to or exhausted any of its remedies against the Lessee or any security, guarantee or other indemnity or convenant or any other recourse or remedy of the Lessor in respect of such default by the Lessee;

               3. Agrees the obligations of the Indemnifier hereunder shall not be released, discharged or affected by the bankruptcy or insolvency of the Lessee or any disclaimer by any trustee in bankruptcy of the Lessee or by the Lessee ceasing to exist (whether by winding-up, forfeiture, cancellation or surrender of the charter, or any under circumstance) or by any event terminating the Original Lease as amended by this Lease Amendment Agreement;

               4. Agrees and declares that the Lessor and the Lessee have the right to change, alter and vary the Original Lease as amended by this Lease Amendment and/or the terms or conditions thereof and that the Lessor may in its discretion at any time grant any extension of time on any liability of the Lessee to the Lessor without notice to the Indemnifier;

                                            Initials: ______/______/___________
                                                      Lessor/Lessee/Indemnifier

               5. Agrees and declares that the Indemnifier shall not be discharged or released from any liability hereunder nor shall such liability be in any way affected by such security, or extension of time as aforesaid, or by any dealing or forbearance which may take place between the Lessor and the Lessee;

               6. Agrees that this guarantee is irrevocable and cannot be withdrawn or terminated by the Indemnifier for any reason and shall survive and continue to bind the Indemnifier notwithstanding the earlier termination of the Original Leases amended by this Lease Amendment Agreement.

               7. Agrees that this guarantee is not attached to the fact that the Indemnifier is the parent company of the Lessee;

               8. Agrees that this guarantee shall be binding upon the Indemnifier and its successors and assigns and shall inure to the benefit of the lessor and its successors and assigns;

               9. Agrees that any notice, request or acceptance which may be required to permitted to be delivered or served upon the Indemnifier shall be sufficiently given to or served upon it if in writing and delivered by fax, registered mail or messenger at the following address:

                    ICON HEALTH & FITNESS INC.
                    1500 S. 1000 W.
                    Logan, Utah
                    USA 84321
                    Attention:________________

               10. Declares that the Indemnifier has caused all necessary corporate action to be taken by the directors of the Indemnifier to authorize the execution and delivery of the present guarantee to the Lessor;

               11. Agrees that this guarantee shall be interpreted in accordance with the laws of the Province of Quebec.

                    IN WITNESS WHEREOF, Lessor, Lessee and Indemnifier have duly executed and signed these presents.

                                            Initials: ______/______/___________
                                                      Lessor/Lessee/Indemnifier

                                           AEROPORTS DE MONTREAL

           ____________________________    per:_________________________________
           Witness (print name)

           ____________________________    per:_________________________________
           Witness (print name)


                                           ICON OF CANADA INC.

                                           per:      /s/ ILLEGIBLE
           ____________________________        ---------------------------------
           Witness (print name)                      President

           ____________________________
           Witness (print name)


                                           ICON HEALTH & FITNESS INC.

                                           per:      /s/ ILLEGIBLE
           ____________________________        ---------------------------------
           Witness (print name)

           ____________________________
           Witness (print name)

                                            Initials: ______/______/___________
                                                      Lessor/Lessee/Indemnifier